Exhibit 5.1
[Letterhead of Morrison & Foerster LLP]

July 28, 2016

Board of Directors
UDR, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to UDR, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing of its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the possible issuance from time to time, pursuant to Rule 415 of the Securities Act, of up to 16,137,973 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), that may be issued by the Company to certain holders of units of limited partnership interest (“DownREIT Units”) in UDR Lighthouse DownREIT L.P. (the “DownREIT Partnership”) if and to the extent that such holders tender DownREIT Units for redemption in accordance with the terms of the Agreement of Limited Partnership of the DownREIT Partnership, as amended (the “Partnership Agreement”), and the Company exercises its right to issue Shares in exchange for DownREIT Units and (ii) the potential resale from time to time, pursuant to Rule 415 of the Securities Act, of the Shares by the selling stockholders identified in the Registration Statement, any pre-effective amendment to the Registration Statement and any prospectus supplements to the final prospectus included as part of the Registration Statement.

As counsel for the Company, we have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, documents, certificates and records as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, instruments, documents, certificates and records that we have reviewed; and (iv) the legal capacity of all natural persons. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established or verified the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion we have assumed that (i) at the time of offer, issuance and sale of the Shares, the Registration Statement and any amendments thereto (including post-effective amendments), will have been declared effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (ii) all Shares will be issued in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement; and (iii) the Shares will not be issued in violation of the ownership limit contained in the Company’s Articles of Restatement, as amended.

UDR, Inc.
July 28, 2016

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, if and when issued in accordance with the Partnership Agreement and certain resolutions of the board of directors of the Company relating to the potential issuance of the Shares upon redemption of the DownREIT Units contemplated thereby, will be validly issued, fully paid, and nonassessable.

This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Maryland General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement with the Commission and to reference to us under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Sincerely,

/s/ Morrison & Foerster LLP